Exhibit 99.1
Velo3D Announces First Quarter 2023 Financial Results
Reiterates 2023 Guidance on Continued Strong Demand

•Q123 revenue of $27 million, 120% year over year increase
•Gross margin expansion to 11%, up from 6% in Q422
•Strong bookings of $20 million, up >30% sequentially
•Net cash flow improved from ($33) million to ($16) million, ahead of guidance

CAMPBELL, Calif., May 1, 2023 - Velo3D, Inc. (NYSE: VLD), a leading additive manufacturing technology company for mission-critical metal parts, today announced financial results for its fiscal first quarter ended March 31, 2023.

“We were pleased with our results as continued demand for our industry leading Sapphire platform, combined with strong manufacturing execution, enabled us to achieve our first quarter forecasts,” said Benny Buller, CEO of Velo3D. “Operationally, we continued to successfully ramp our Sapphire XC and Sapphire XC 1MZ production in order to meet the increasing demand from both new and existing customers for these systems. Importantly, we significantly improved our gross margin for the quarter as we are starting to see the initial benefits our recently implemented operational efficiency initiatives to reduce production costs and improve system manufacturing cycle times. Additionally, our operating expense reduction initiatives are on plan and we remain confident in meeting our goal of a 20% reduction in year over year fourth quarter Non-GAAP operating expenses. Overall, our first quarter success reflects the increasing acceptance of our technology as more customers turn to Velo3D to manufacture the critical, high value metal parts they need.”

“Looking forward, demand remains strong as bookings rose more than 30% sequentially to $20 million and our backlog now totals $24 million. With 75% of our second quarter revenue either booked, recurring or in backlog, we have increasing confidence in our ability to achieve revenue growth of more than 50% this year. Finally, we continue to successfully execute on our 2023 strategic priorities and our path to profitability remains clear. Given our first quarter results, increasing demand for our leading technology and strong industry fundamentals, we remain confident in our ability to achieve our 2023 operational and financial goals,” concluded Buller.

($ in Millions, except percentages and per-share data)	1st Quarter 2023	4th Quarter 2022	1st Quarter 2022
GAAP revenue	$26.8	$29.8	$12.2
GAAP gross margin	10.9%	5.9%	0.1%
GAAP net income (loss)[1]	($36.2)	$22.6	($65.3)
GAAP net income (loss) per diluted share	($0.19)	$0.11	($0.36)

Non-GAAP net loss[2]	($17.8)	($16.4)	($23.1)
Non-GAAP net loss per diluted share[2]	($0.09)	($0.08)	($0.13)
Cash and Investments	$64	$80	$186

Information about Velo3D’s use of non-GAAP information, including a reconciliation to U.S. GAAP, is provided at the end of this release.
1.Reconciliations to U.S. generally accepted accounting principles (GAAP) financial measures are presented below under “Non-GAAP Financial Information”.
2.Non-GAAP net loss and non-GAAP net loss per diluted share exclude stock-based compensation expense, and fair value adjustments for the Company’s warrants and earnout liabilities in the three months ended March 31, 2023, December 31, 2022 and March 31, 2022.

Summary of First Quarter 2023 results
Revenue for the first quarter was $26.8 million, an increase of 120% year over year. Compared to the first quarter of 2022, Year of Sale revenue1 improvement was driven by an increase in system volume and a higher average selling price due to a more favorable transaction mix. On a sequential basis, Year of Sale revenue declined primarily due to slightly lower system volume as the fourth quarter included shipments deferred from the third quarter, and a lower average selling price reflecting the absence of deferred payment transactions compared to the fourth quarter. Support service and recurring payment revenue rose 10% to $2.2 million compared to the first quarter of 2022, primarily due to an increase in the company’s installed base.

Gross margin for the first quarter was 10.9%, up approximately 500 basis points sequentially, as the company benefited from a sequential reduction in material costs and improved manufacturing efficiency. Labor and overhead costs for the first quarter were in line with forecasts and the company expects further improvement in its material costs through the end of 2023.

Operating expenses for the first quarter increased 14% to $27.0 million compared to $23.7 million in the fourth quarter of 2022. Fourth quarter operating expenses included $3.4 million of non-recurring expense reductions, primarily in research and development. On a comparable basis, excluding these non-recurring expenses, operating expenses were in line sequentially. Non-GAAP operating expenses, which excludes stock-based compensation expense of $6.2 million, was $20.8 million. Excluding the aforementioned $3.4 million non-recurring benefit from the fourth quarter, first quarter operating expenses declined approximately 5% sequentially.

Net loss for the quarter was $36.2 million and reflected a loss of $12.2 million on the fair value of warrants and contingent earnout liabilities. Non-GAAP net loss, which excludes, among other items, the gain on fair value of warrants and contingent earnout liabilities as well as stock-based compensation expense, was $17.8 million in the three months ended March 31, 2023. Adjusted EBITDA for the quarter, excluding the same metrics, was a loss of $16.0 million. For more information regarding the company’s non-GAAP financial measures, see “Non-GAAP Financial Information” below.

1 Year of sale revenue refers to revenue from all units shipped within the calendar year.

The company ended the quarter with a strong balance sheet with $64 million in cash and investments and minimal debt. Net cash flow for the quarter improved more than 50% sequentially and was ahead of guidance. The company expects sequential improvement in cash flow through the balance of the year while approaching break even in the fourth quarter of 2023.

Guidance
Given strong demand trends, current backlog and first quarter bookings, the company is confident in achieving its 2023 financial forecasts.

For the second quarter of 2023, the company expects the following:
•Revenue in the range of $25 million to $29 million
•Gross margin in the range of 12% to 16%, assuming no impact from potential non-recurring charges
•Bookings in the range of $23 million to $29 million

For the fiscal year 2023, the company’s guidance remains unchanged:
•Revenue in the range of $120 million to $130 million
•Gross margin in the range of 19% to 21%, assuming no impact from potential non-recurring charges – with gross margin of approximately 30% in the fourth quarter of 2023
•Bookings in the range of $100 million to $130 million

The company will host a conference call for investors this afternoon to discuss its first quarter 2023 at 2:00 p.m. Pacific Time. The call will be webcast and can be accessed from the Events page of the Investor Relations section of Velo3D’s website at https://ir.velo3d.com/.

About Velo3D:
Velo3D is a metal 3D printing technology company. 3D printing—also known as additive manufacturing (AM)—has a unique ability to improve the way high-value metal parts are built. However, legacy metal AM has been greatly limited in its capabilities since its invention almost 30 years ago. This has prevented the technology from being used to create the most valuable and impactful parts, restricting its use to specific niches where the limitations were acceptable.
Velo3D has overcome these limitations so engineers can design and print the parts they want. The company’s solution unlocks a wide breadth of design freedom and enables customers in space exploration, aviation, power generation, energy and semiconductor to innovate the future in their respective industries. Using Velo3D, these customers can now build mission-critical metal parts that were previously impossible to manufacture. The end-to-end solution includes the Flow™ print preparation software, the Sapphire® family of printers, and the Assure™ quality control system—all of which are powered by Velo3D’s Intelligent Fusion™ manufacturing process. The company delivered its first Sapphire® system in 2018 and has been a strategic partner to innovators such as SpaceX, Honeywell, Honda, Chromalloy, and Lam Research. Velo3D has been named to San Francisco Chronicle’s prestigious annual list of Top Workplaces in the Bay Area 2022. For more information, please visit velo3d.com, or follow the company on LinkedIn or Twitter.

VELO, VELO3D, SAPPHIRE and INTELLIGENT FUSION, are registered trademarks of Velo3D, Inc.; and WITHOUT COMPROMISE, FLOW and ASSURE are trademarks of Velo3D, Inc. All Rights Reserved © Velo3D, Inc.
###

Investor Relations:
Velo3D
Bob Okunski, VP Investor Relations
investors@velo3d.com

Media Contact:
Velo3D
Dan Sorensen, Senior Director of PR
dan.sorensen@velo3d.com

Amounts herein pertaining to March 31, 2023 represent a preliminary estimate as of the date of this earnings release and may be revised upon filing our Quarterly Report on Form 10-Q with the Securities and Exchange Commission (the “SEC”). More information on our results of operations for the three months ended March 31, 2023 will be provided upon filing our Quarterly Report on Form 10-Q with the SEC.

Forward-Looking Statements:
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1996. The company’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect”, “estimate”, “project”, “budget”, “forecast”, “anticipate”, “intend”, “plan”, “may”, “will”, “could”, “should”, “believes”, “predicts”, “potential”, “continue”, and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the company’s guidance for the second quarter, fourth quarter and full year 2023 (including the company’s estimates for revenue, revenue growth, gross margin and bookings), the company’s expectations regarding its ability to achieve profitability, the company’s strategic priorities for 2023 (including the company’s plans and targets for revenue growth, gross margin improvement, non-GAAP operating expense reduction, operational and manufacturing efficiency improvements, material costs reduction and cash flow improvements), the company’s expectations regarding its liquidity and capital requirements, and the company’s other expectations, hopes, beliefs, intentions or strategies for the future. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “FY 2022 10-K”), which was filed by the company with the SEC on March 20, 2023 and the other documents filed by the company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Most of these factors are outside the company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the inability of the company to execute its business plan, which may be affected by, among other things, competition, the ability of the company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its key employees; (2) changes in the applicable laws or regulations; (3) the possibility that the company may be adversely affected by other economic, business, and/or competitive factors; (4) the impact of the global COVID-19 pandemic; and (5) other risks and uncertainties indicated from time to time described in the FY

2022 10-K, including those under “Risk Factors” therein, and in the company’s other filings with the SEC. The company cautions that the foregoing list of factors is not exclusive and not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. The company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Non-GAAP Financial Information

The company uses non-GAAP financial measures to help it make strategic decisions, establish budgets and operational goals for managing its business, analyze its financial results and evaluate its performance. The company also believes that the presentation of these non-GAAP financial measures in this release provides an additional tool for investors to use in comparing the company’s core business and results of operations over multiple periods. However, the non-GAAP financial measures presented in this release may not be comparable to similarly titled measures reported by other companies due to differences in the way that these measures are calculated. The non-GAAP financial measures presented in this release should not be considered as the sole measure of the company’s performance and should not be considered in isolation from, or as a substitute for, comparable financial measures calculated in accordance with generally accepted accounting principles accepted in the United States (“GAAP”).

The information in the table below sets forth the non-GAAP financial measures that the company uses in this release. Because of the limitations associated with these non-GAAP financial measures, “Non-GAAP Net Loss”, “EBITDA”, “Adjusted EBITDA”, “Adjusted EBITDA excluding merger costs and loss on convertible note extinguishment” and “Non-GAAP Operating Expenses”, should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The company compensates for these limitations by relying primarily on its GAAP results and using Non-GAAP Net Loss, EBITDA, Adjusted EBITDA, Adjusted EBITDA excluding merger costs and loss on convertible note extinguishment and Non-GAAP Operating Expenses on a supplemental basis. You should review the reconciliation of the non-GAAP financial measures below and not rely on any single financial measure to evaluate the company's business.

The following tables reconcile Net income (loss) to Non-GAAP Net Loss, EBITDA, and Adjusted EBITDA and Total Operating Expenses to Non-GAAP Operating Expenses during the three months ended March 31, 2023, December 31, 2022 and March 31, 2022:

Velo3D, Inc.
NON-GAAP Net Loss Reconciliation
(Unaudited)

	Three months ended
	March 31,		December 31,		March 31,
	2023		2022		2022
	(In thousands, except share and per share data)
		% of Rev		% of Rev		% of Rev
Revenues	$26,814	100%	$29,780	100%	$12,218	100%
Gross profit	2,925	10.9%	1,768	5.9%	15	0.1%
Net income (loss)	$(36,198)	(135.0)%	$22,607	75.9%	$(65,341)	(534.8)%
Stock-based compensation	6,236	23.3%	5,058	17.0%	4,957	40.6%
(Gain) loss on fair value of warrants	2,553	9.5%	(8,090)	(27.2)%	6,014	49.2%
(Gain) loss on fair value of contingent earnout liabilities	9,653	36.0%	(35,963)	(120.8)%	31,232	255.6%
Non-GAAP Net loss	$(17,756)	(66.2)%	$(16,388)	(55.0)%	$(23,138)	(189.4)%

Velo3D, Inc.
NON-GAAP Adjusted EBITDA Reconciliation
(Unaudited)

	Three months ended
	March 31,		December 31,		March 31,
	2023		2022		2022
	(In thousands)
		% of Rev		% of Rev		% of Rev
Revenues	$26,814	100%	$29,780	100%	$12,218	100%
Net income (loss)	$(36,198)	(135.0)%	$22,607	75.9%	$(65,341)	(534.8)%
Interest expense	220	0.8%	10	—%	141	1.2%
Tax expense	—	—%	—	—%	—	—%
Depreciation and amortization	1,560	5.8%	1,962	6.6%	1,021	8.4%
EBITDA	(34,418)	(128.4)%	24,579	82.5%	(64,179)	(525.3)%
Stock-based compensation	6,236	23.3%	5,058	17.0%	4,957	40.6%
(Gain) loss on fair value of warrants	2,553	9.5%	(8,090)	(27.2)%	6,014	49.2%
(Gain) loss on fair value of contingent earnout liabilities	9,653	36.0%	(35,963)	(120.8)%	31,232	255.6%
Adjusted EBITDA	$(15,976)	(59.6)%	$(14,416)	(48.4)%	$(21,976)	(179.9)%

Velo3D, Inc.
NON-GAAP Adjusted Operating Expenses Reconciliation
(Unaudited)

	Three months ended
	March 31,		December 31,		March 31,
	2023		2022		2022
	(In thousands)
		% of Rev		% of Rev		% of Rev
Revenues	$26,814	100%	$29,780	100%	$12,218	100%
Operating expenses
Research and development	10,547	39.3%	7,828	26.3%	12,915	105.7%
Selling and marketing	6,174	23.0%	6,043	20.3%	5,983	49.0%
General and administrative	10,327	38.5%	9,791	32.9%	9,290	76.0%
Total operating expenses	27,048	100.9%	23,662	79.5%	28,188	230.7%
Stock-based compensation	6,236	23.3%	5,058	17.0%	4,957	40.6%
Adjusted operating expenses	$20,812	77.6%	$18,604	62.5%	$23,231	190.1%

Velo3D, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022
Revenue
3D Printer	$24,575	$27,010	$10,184
Recurring payment	575	1,119	925
Support services	1,664	1,651	1,109
Total Revenue	26,814	29,780	12,218
Cost of revenue
3D Printer	21,974	25,567	10,479
Recurring payment	447	553	718
Support services	1,468	1,892	1,006
Total cost of revenue	23,889	28,012	12,203
Gross profit	2,925	1,768	15
Operating expenses
Research and development	10,547	7,828	12,915
Selling and marketing	6,174	6,043	5,983
General and administrative	10,327	9,791	9,290
Total operating expenses	27,048	23,662	28,188
Loss from operations	(24,123)	(21,894)	(28,173)
Interest expense	(220)	(10)	(141)
Gain (loss) on fair value of warrants	(2,553)	8,090	(6,014)
Gain (loss) on fair value of contingent earnout liabilities	(9,653)	35,963	(31,232)
Other income, net	351	458	219
Income (loss) before provision for income taxes	(36,198)	22,607	(65,341)
Provision for income taxes	—	—	—
Net income (loss)	$(36,198)	$22,607	$(65,341)

Net income (loss) per share:
Basic	$(0.19)	$0.12	$(0.36)
Diluted	$(0.19)	$0.11	$(0.36)
Shares used in computing net income (loss) per share:
Basic	189,609,021	186,491,083	183,498,082
Diluted	189,609,021	202,704,021	183,498,082

Net income (loss)	$(36,198)	$22,607	$(65,341)
Net unrealized holding gain (loss) on available-for-sale investments	288	298	(594)
Other comprehensive income (loss)	$(35,910)	$22,905	$(65,935)

Velo3D, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and per share data)

	March 31,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$37,139	$31,983
Short-term investments	26,870	48,214
Accounts receivable, net	14,347	9,185
Inventories	73,937	71,202
Contract assets	8,056	6,805
Prepaid expenses and other current assets	4,575	5,533
Total current assets	164,924	172,922
Property and equipment, net	19,075	19,812
Equipment on lease, net	6,672	9,070
Other assets	23,055	23,310
Total assets	$213,726	$225,114
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$10,584	$12,207
Accrued expenses and other current liabilities	13,805	15,877
Debt – current portion	2,729	2,775
Contract liabilities	10,611	15,194
Total current liabilities	37,729	46,053
Long-term debt – less current portion	9,756	5,422
Contingent earnout liabilities	27,067	17,414
Warrant liabilities	5,298	2,745
Other noncurrent liabilities	11,936	12,634
Total liabilities	91,786	84,268
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.00001 par value - 500,000,000 shares authorized at March 31, 2023 and December 31, 2022, 192,478,421 and 187,561,368 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	2	2
Additional paid-in capital	378,532	361,528
Accumulated other comprehensive loss	(549)	(837)
Accumulated deficit	(256,045)	(219,847)
Total stockholders’ equity	121,940	140,846
Total liabilities and stockholders’ equity	$213,726	$225,114

Velo3D, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended
	March 31,	March 31,
	2023	2022
Cash flows from operating activities
Net loss	$(36,198)	$(65,341)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,560	1,021
Stock-based compensation	6,236	4,957
Loss on fair value of warrants	2,553	6,014
Loss on fair value of contingent earnout liabilities	9,653	31,232
Bad debt provision	(387)	—
Changes in assets and liabilities
Accounts receivable	(4,775)	2,582
Inventories	(1,425)	(16,302)
Contract assets	(1,251)	(1,156)
Prepaid expenses and other current assets	2,776	5,036
Other assets	247	842
Accounts payable	(2,694)	1,880
Accrued expenses and other liabilities	(1,848)	2,707
Contract liabilities	(4,583)	(2,866)
Other noncurrent liabilities	(698)	(713)
Net cash used in operating activities	(30,834)	(30,107)
Cash flows from investing activities
Purchase of property and equipment	(403)	(4,060)
Production of equipment for lease to customers	(135)	(1,707)
Purchases of available-for-sale investments	—	(66,942)
Proceeds from maturities of available-for-sale investments	21,500	—
Net cash provided by (used in) investing activities	20,962	(72,709)
Cash flows from financing activities
Proceeds from ATM offering, net of issuance costs	10,458	—
Proceeds from revolver facility	5,000	—
Repayment of equipment loans	(734)	(534)
Issuance of common stock upon exercise of stock options	310	167
Net cash provided by (used in) provided by financing activities	15,034	(367)
Effect of exchange rate changes on cash and cash equivalents	(6)	7
Net change in cash and cash equivalents	5,156	(103,176)
Cash and cash equivalents and restricted cash at beginning of period	32,783	208,402
Cash and cash equivalents and restricted cash at end of period	$37,939	$105,226

Supplemental disclosure of cash flow information
Cash paid for interest	$220	$86
Supplemental disclosure of non-cash information
Unpaid liabilities related to property and equipment	(16)	(636)
Transfer between inventories and property and equipment	—	150

The following table provides a reconciliation of cash, cash equivalents, and restricted cash reported within the condensed consolidated balance sheets to the total of such amounts shown on the condensed consolidated statements of cash flows:

	Three Months Ended
	March 31,	March 31,
	2023	2022

Cash and cash equivalents	$37,139	$104,426
Restricted cash (Other assets)	800	800
Total cash and cash equivalents, and restricted cash	$37,939	$105,226